EXHIBIT 99.1

Palatin Reports Fourth Quarter and Fiscal Year Ended 2024 Financial Results,

Provides Update on Clinical Programs, Strategic Priorities, and Anticipated Milestones

•	Obesity: Phase 2 Clinical Study with Melanocortin-4 Receptor (MC4R) Agonist plus Glucagon Like Peptide-1 (GLP-1)

o	Patient Dosing Commenced 3Q Calendar Year 2024
o	Patient Enrollment Expected to be Completed Early 4Q Calendar Year 2024
o	Topline Results Expected 1Q Calendar Year 2025

•	Dry Eye Disease (DED): PL9643

o	MELODY-2 & MELODY-3 Phase 3 Pivotal Clinical Studies

■	FDA Confirms Protocols and Endpoints
■	Patient Enrollment Start Expected 1Q Calendar Year 2025
■	Topline Results Anticipated 4Q Calendar Year 2025

o	Potential Partner Collaboration and Funding Discussions Ongoing

•	Male Sexual Dysfunction: Bremelanotide Co-Formulated with a PDE5i for the Treatment of Erectile Dysfunction (ED) in Patients That Do Not Respond to PDE5i Monotherapy

o	Pharmacokinetics Study Expected to Start 1Q Calendar Year 2025
o	Patient Recruitment in Phase 2/3 Study Anticipated in 2H Calendar Year 2025

•	Ulcerative Colitis (UC): Oral PL8177 Phase 2 Clinical Study in Active UC Patients

o	Interim Analysis Readout Expected 4Q Calendar Year 2024
o	Topline Results Anticipated 1Q Calendar Year 2025
o	Potential Partner Collaboration and Funding Discussions Ongoing

•	Diabetic Nephropathy: Phase 2 BMT 701 Study in Patients with Diabetic Kidney Disease

o	Topline Results Expected 4Q Calendar Year 2024

•	Teleconference and Webcast to be held on October 1, 2024, at 11:00 AM ET

CRANBURY, NJ – October 1, 2024 /PRNewswire/ – Palatin Technologies, Inc. (NYSE American: PTN), a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor system, today announced financial results for its fiscal fourth quarter and fiscal year ended June 30, 2024.

“This is a very exciting time for Palatin. We executed on multiple operational and clinical development fronts on all of our programs and are anticipating several key milestones over the coming quarters,” said Carl Spana, Ph.D., President and Chief Executive Officer of Palatin. “We are on track to complete enrollment this month in our Phase 2 clinical study of our MC4R agonist plus a GLP-1 agonist in obese patients, with topline data expected early in the first quarter of calendar year 2025. Data to date of GLP-1 agonist monotherapy to treat obesity has shown incredible results, however data also shows that more than two-thirds of patients discontinue use due to side effects and a plateau effect in the first year, and often quickly regain the loss weight. This clearly suggests that a longer-term approach is needed. Our internal research and research by academic groups indicate that combining an MC4R agonist with a GLP-1, like tirzepatide, may result in synergistic effects on weight loss, allowing for increased and/or sustained weight loss at lower and more tolerated doses.”

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Dr. Spana, commenting on Palatin’s other clinical development programs, noted, “We have agreement with the FDA on the remaining PL9643 Phase 3 DED trial protocols and endpoints. The MELODY-2 and MELODY-3 studies of PL9643 are expected to begin patient enrollment in the first quarter of calendar year 2025. Lastly, we are actively engaging in collaboration and funding discussions with potential partners that have the financial and operational resources to advance PL9643 for DED through development, approval, and into commercialization.”

Program Updates and Anticipated Milestones

Obesity Program:

•	Phase 2 clinical study for the co-administration of melanocortin agonist bremelanotide (MC4R) with tirzepatide (GLP-1) in obese patients for the treatment of obesity:

o	The study is designed to enroll approximately 60 patients at four sites in the U.S.

-	Primary endpoint: Demonstrate the safety and increased efficacy of co-administration of bremelanotide with tirzepatide on reducing body weight
-	Patients will be treated with tirzepatide-only for four weeks, have eligibility confirmed, then randomized to one of four treatment arms
-	Patients will undergo multiple assessments of safety and efficacy to help profile the effectiveness of bremelanotide in treating general obesity as a stand-alone treatment or in conjunction with GLP-1 therapy

o	Patient enrollment expected to be completed early 4Q calendar year 2024
o	Topline results expected in 1Q calendar year 2025
o	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov via the identifier NCT06565611

•	Novel MC4R selective long-acting agonist:

o	Potential for monotherapy or combination (with a GLP-1 agonist) therapy
o	Initiation of investigational new drug (IND) enabling activities expected to commence 1Q calendar year 2025
o	Filing of IND anticipated 2H of calendar year 2025

Ocular Programs (melanocortin receptor agonists):

•	Phase 3 PL9643 clinical program for the treatment of dry eye disease (DED):

o	Positive Phase 3 MELODY-1 pivotal study successfully completed

–	Statistical significance (p<0.025) met for co-primary symptom endpoint of pain
–	Statistical significance (p<0.05) met for 7 of 11 secondary symptom endpoints at the 12-week treatment period
–	Rapid onset of efficacy in multiple symptom endpoints at 2 weeks and continued improvement to 12 weeks with statistical significance (p<0.05) met
–	Statistical significance (p<0.05) met for multiple sign endpoints, including 4 fluorescein staining endpoints at the 2-week treatment period
–	Corneal fluorescein staining is used to measure corneal epithelial damage and reductions in corneal fluorescein staining with treatments like PL9643, indicating improvement in corneal health

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–	Excellent safety and tolerability profile

o	MELODY-2 & MELODY-3 Phase 3 pivotal clinical studies

–	Concluded positive Type C meeting with the FDA and reached agreement on sign and symptom endpoints for remaining two Phase 3 pivotal trial protocols
–	Patient enrollment anticipated to begin 1Q calendar year 2025
–	Topline results anticipated 4Q calendar year 2025
–	Potential NDA submission 1H calendar year 2026

o	Potential collaboration and funding discussions ongoing

Male Sexual Dysfunction Program:

•	Historical data show that approximately 35% of men with ED have an inadequate response to PDE5i treatments, which represents a large underserved market
•	Palatin previously conducted clinical trials showing the synergistic effects of combining bremelanotide with a PDE5i as a treatment for ED
•	Palatin initiated a clinical development program for the evaluation of bremelanotide co-formulated with a PDE5 inhibitor (PDE5i) for the treatment of ED in patients that do not respond to PDE5i monotherapy:

o	Pharmacokinetics (PK) study expected to start 1Q of calendar year 2025
o	Patient recruitment in Phase 2/3 clinical study anticipated 2H calendar year 2025

-	Topline results targeted for 1H calendar year 2026

Ulcerative Colitis Program (melanocortin receptor agonist):

•	Phase 2 PL8177 oral formulation for the treatment of ulcerative colitis (UC):

o	Interim analysis expected 4Q calendar year 2024
o	Topline results anticipated 1Q calendar year 2025
o	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov via the identifier NCT05466890
o	Potential collaboration discussions ongoing

Diabetic Nephropathy Program – The BREAKOUT Study (melanocortin receptor agonist):

•	Phase 2 BREAKOUT study of bremelanotide (BMT 701) study in patients with diabetic kidney disease:

o	Topline results expected 4Q calendar year 2024
o	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov via the identifier NCT05709444.

Vyleesi® (bremelanotide injection) for Hypoactive Sexual Desire Disorder:

•	Asset sale to Cosette Pharmaceuticals for up to $171 million closed in December 2023:

o	Received $12 million upfront, plus potential milestones of up to $159 million based on annual net sales ranging from $15 million to $200 million
o	Palatin retains rights to and use of bremelanotide for obesity and male ED

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Other Corporate

Financings:

•	During fiscal year ended June 30, 2024, Palatin raised total gross proceeds of $21 million in registered direct and warrant inducement offerings

Fourth Quarter and Fiscal Year Ended June 30, 2024 Financial Results

Revenue

Total revenue consists of gross product sales of Vyleesi, net of expenses, allowances and accruals, and license and contract revenue.

Pursuant to the completion of the sale of Vyleesi’s worldwide rights for female sexual dysfunction to Cosette Pharmaceuticals for up to $171 million in December 2023, Palatin did not record any product sales to pharmacy distributors, for the fourth quarter ended June 30, 2024. For the fourth quarter ended June 30, 2023, gross product sales were $4.1 million and net product revenue was $1.8 million.

Vyleesi gross product sales to pharmacy distributors for the fiscal year ended June 30, 2024, were $8.9 million, with net product revenue of $4.5 million, compared to gross product sales of $12.5 million, with net product revenue of $4.9 million, for the prior fiscal year.

Operating Expenses

Total operating expenses were $8.7 million for the fourth quarter ended June 30, 2024, compared to $12.6 million for the comparable quarter last year. The decrease was mainly the result of lesser spending on our MCR programs and secondarily the elimination of selling expenses related to Vyleesi.

Total operating expenses for the fiscal year ended June 30, 2024, were $27.0 million, compared to $37.3 million for the prior fiscal year. The decrease was mainly due to the $7.8 million gain recognized on the sale of Vyleesi and secondarily the elimination of related selling expenses.

Other Income / (Expense)

Total other income / (expense), net, consists mainly of offering expenses and the change in fair value of warrant liabilities, which Palatin had recorded as a liability on the consolidated financial statements, including the revisions of certain prior period amounts to correct a misstatement with respect to classifying warrants as equity instead of a liability. The statement of operations was adjusted each quarter to reflect changes in the fair value of these warrants. For the quarter ended June 30, 2023, Palatin recorded a fair value adjustment gain of $0.9 million.

Warrant Liabilities

Palatin assessed the impact of improperly classifying the warrants related to the October 2022 financing within equity, rather than as a warrant liability that is adjusted through charges or credits to the statement of operations to reflect changes in the fair value of the warrants, and determined the impact was not material to any prior period impacted. Accordingly, the Company adjusted prior periods as those financial statements are presented for comparative purposes in future filings.

On January 24, 2024, the Company and warrant holders amended the terms of the warrants related to the October 2022 and October 2023 financings. As a result, the $1.9 million of warrant liabilities as of June 30, 2023, was reclassified to additional paid-in capital upon amendment.

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Cash Flows

Palatin’s net cash used in operations for the quarter ended June 30, 2024, was $6.5 million, compared to net cash used in operations of $9.6 million for the same period in 2023. The decrease in net cash used in operations is mainly due to the decrease in operating expenses and secondarily to working capital changes.

Palatin’s net cash used in operations for the fiscal year ended June 30, 2024, was $31.5 million, compared to net cash used in operations of $29.3 million, for the same period in 2023. The increase in net cash used in operations was a result of working capital changes, and increased payments made related to inventory purchase commitments.

Net Loss

Palatin’s net loss for the quarter and fiscal year ended June 30, 2024, was $8.6 million and $29.7 million, or $(0.51) and $(2.02) per basic and diluted common share, respectively, compared to a net loss of $9.8 million and $24.0 million, or $(0.84) and $(2.21) per basic and diluted common share, respectively, for the same periods in 2023.

The decrease in net loss for the quarter ended June 30, 2024, over the quarter ended June 30, 2023, was mainly due to the decrease in Vyleesi operating expenses, offset by the elimination of net product revenue of Vyleesi and the recognition of the change in fair value of warrant liabilities for the quarter ended June 30, 2023.

The increase in net loss for the fiscal year ended June 30, 2024, over the prior fiscal year, was mainly due to the recognition of an income tax benefit related to the sale of New Jersey Net Operating Losses, and the recognition of a gain on purchase commitments for the fiscal year ended June 30, 2023.

Cash Position

As of June 30, 2024, Palatin’s cash and cash equivalents were $9.5 million, compared to cash and cash equivalents of $10.0 million as of March 31, 2024, and $8.0 million with $3.0 million in marketable securities as of June 30, 2023.

The Company is actively engaged with multiple parties for potential funding sources for future operating cash needs.

Palatin’s audited financial statements for the year ended June 30, 2024, to be included in the Annual Report on Form 10-K include an audit report from its independent registered public accounting firm, KPMG LLP, that contains a going concern explanatory paragraph.

Conference Call / Webcast

Palatin will host a conference call and audio webcast on October 1, 2024, at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and provide an update on corporate developments. Individuals interested in listening to the conference call live can dial 1-888-506-0062 (US) or 1-973-528-0011 (International), conference ID 252326. The audio webcast and replay can be accessed by logging on to the “Investor-Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and audio webcast replay will be available one hour after the completion of the call. To access the telephone reply, dial 1-877-481-4010 (US) or 1-919-882-2331 (International), passcode 51290. The webcast and telephone replay will be available through October 15, 2024.

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About Melanocortin Receptor Agonists

The melanocortin receptor (“MCR”) system has effects on inflammation, immune system responses, metabolism, food intake, and sexual function. There are five melanocortin receptors, MC1R through MC5R. Modulation of these receptors, through use of receptor-specific agonists, which activate receptor function, or receptor-specific antagonists, which block receptor function, can have medically significant pharmacological effects.

Many tissues and immune cells located in the eye (and other places, for example the gut and kidney) express melanocortin receptors, empowering our opportunity to directly activate natural pathways to resolve disease inflammation.

About Palatin

Palatin is a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com and follow Palatin on Twitter at @PalatinTech.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about Palatin products in development, clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates, and market potential for product candidates are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and other regulatory and the need for regulatory approvals, Palatin's ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin's products, and other factors discussed in Palatin's periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating events that occur after the date of this press release.

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Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST Chief Financial Officer / Chief Operating Officer Tel: (609) 495-2200 / Info@Palatin.com	Paul Arndt, MBA, LifeSci Advisors, LLC Managing Director Tel: (646) 597-6992 / Paul@LifeSciAdvisors.com

Palatin Technologies® is a registered trademark of Palatin Technologies, Inc.

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(Financial Statement Data Follows)

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PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2024	2023	2024	2023

REVENUES
Product revenue, net	$-	$1,758,933	$4,490,090	$4,850,678
License and contract	-	3,000	-	3,000
Total revenues	-	1,761,933	4,490,090	4,853,678

OPERATING EXPENSES
Cost of products sold	-	104,032	97,637	418,470
Research and development	4,671,856	7,405,681	22,400,372	22,630,577
Selling, general and administrative	4,003,779	5,070,318	12,270,046	15,290,836
Gain on sale of Vyleesi	16,436	-	(7,781,844)	-
Gain on purchase commiment	-	-	-	(1,027,322)
Total operating expenses	8,692,071	12,580,031	26,986,211	37,312,561

Loss from operations	(8,692,071)	(10,818,098)	(22,496,121)	(32,458,883)

OTHER INCOME (EXPENSE)
Investment income	103,914	182,975	376,843	691,981
Foreign currency (loss) gain	(8,900)	(77,850)	59,753	(429,971)
Interest expense	(3,373)	(1,490)	(17,114)	(20,013)
Offering expenses	-	-	(696,912)	(1,115,765)
Change in fair value of warrant liabilities	-	895,016	(6,962,562)	4,620,911
Total other income (expense), net	91,641	998,651	(7,239,992)	3,747,143

Loss before income taxes	(8,600,430)	(9,819,447)	(29,736,113)	(28,711,740)
Income tax benefit	-	-	-	4,674,999
NET LOSS	$(8,600,430)	$(9,819,447)	$(29,736,113)	$(24,036,741)

Basic and diluted net loss per common share	$(0.51)	$(0.84)	$(2.02)	$(2.21)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	16,761,856	11,727,401	14,697,096	10,890,159

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PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	June 30, 2024	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$9,527,396	$7,989,582
Marketable securities	-	2,992,890
Accounts receivable	-	2,915,760
Inventories	-	526,000
Prepaid expenses and other current assets	242,272	1,897,281
Total current assets	9,769,668	16,321,513

Property and equipment, net	388,361	684,910
Right-of-use assets - operating leases	527,321	876,101
Other assets	56,916	56,916
Total assets	$10,742,266	$17,939,440

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable	$4,101,929	$4,303,527
Accrued expenses	4,185,046	6,511,059
Short-term operating lease liabilities	380,542	354,052
Short-term finance lease liabilities	46,014	106,392
Other current liabilities	944,150	3,856,800
Total current liabilities	9,657,681	15,131,830

Long-term operating lease liabilities	163,782	544,323
Long-term finance lease liabilities	-	46,014
Other long-term liabilities	1,032,300	2,083,200
Warrant liabilities	-	1,850,544
Total liabilities	10,853,763	19,655,911

Contingently redeemable warrants	-	263,400

Stockholders’ deficiency:
Preferred stock of $0.01 par value – authorized 10,000,000 shares: shares issued and outstanding designated as follows:
Series A Convertible: authorized 4,030 shares as of June 30, 2024: issued and outstanding
4,030 shares as of June 30, 2024 and June 30, 2023	40	40
Common stock of $0.01 par value – authorized 300,000,000 shares:
issued and outstanding 17,926,640 shares as of June 30, 2024 and 11,656,714 shares
as of June 30, 2023	179,266	116,567
Additional paid-in capital	441,475,747	409,933,959
Accumulated deficit	(441,766,550)	(412,030,437)
Total stockholders’ deficiency	(111,497)	(1,979,871)
Total liabilities and stockholders’ deficiency	$10,742,266	$17,939,440

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